UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2015

BUSINESS FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Louisiana	333-200112	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8440 Jefferson Highway, Suite 101 Baton Rouge, Louisiana	70809
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 23, 2014, Business First Bancshares, Inc. (“Business First”), entered into an agreement and plan of reorganization (“reorganization agreement”) with American Gateway Financial Corporation (“AGFC”) and Business First’s wholly-owned subsidiary, B1B Interim Corporation (“B1B”). The reorganization agreement, as amended, provides for the acquisition of AGFC by Business First by virtue of the merger of B1B with and into AGFC, with AGFC surviving the merger and becoming a wholly-owned subsidiary of Business First (the “merger”). Immediately following completion of the initial merger, Business First will cause AGFC to merge with and into Business First, with Business First surviving, and will cause American Gateway Bank to merge with and into Business First’s wholly-owned subsidiary, Business First Bank, with Business First Bank surviving. Following completion of these merger transactions, Business First Bank (combined with American Gateway Bank) will continue as the wholly-owned subsidiary of Business First (combined with AGFC). The reorganization agreement is described in more detail in Business First’s Registration Statement on Form S-4 that was filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2014 and which became effective on February 19, 2015.

On March 17, 2015, Business First issued a press release dated March 18, 2015 announcing that it has received regulatory approval of the merger and related transactions from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Louisiana Department of Financial Institutions. The shareholders AGFC have also approved the merger. The transaction remains subject to the expiration of applicable regulatory waiting periods and the satisfaction of other customary closing conditions.

A copy of the press release is attached as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated March 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 18, 2015

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, IIII
David R. Melville, IIII
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 18, 2015